UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  09 May 2005

(Date of earliest event reported)

D E E R E  &  C O M P A N Y

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                     Regulation FD Disclosure

Deere & Company One John Deere Place Moline, IL 61265 USA Phone: 309-765-8000 www.deere.com

DEERE EARNINGS CONFERENCE CALL TO BE BROADCAST ON WEBSITE

MOLINE, IL — (9 May 2005)  Deere & Company today said its second-quarter 2005 earnings conference call would be broadcast over the Internet on Tuesday, May 17, beginning at 9:00 a.m. CDT.  During the call, the company’s financial and operating performance will be discussed with analysts, investors and other members of the financial community.

The conference call can be accessed at www.deere.com/confcall. An archived version will be available on the Deere website for a period of time afterward.

The Deere earnings release, and other financial information referred to in the conference call, can be accessed at www.deere.com/financialreports.

# # #

About John Deere: John Deere (Deere & Company-NYSE:DE) is the world’s leading manufacturer of agricultural and forestry equipment; a major manufacturer of construction equipment; and a leading supplier of equipment used in lawn, grounds and turf care.  Additionally, John Deere manufactures engines used in heavy equipment and provides financial services and other related activities that support the core businesses. Since it was founded in 1837, the company has established a heritage of quality products and services providing performance that endures to customers worldwide.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ JAMES H. BECHT
James H. Becht Secretary

Dated: May 9, 2005